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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report, dated February 12, 1998, on the consolidated financial statements and schedule of Paxar Corporation included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-42685, 33-44299 and 333-38923.





/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN  LLP



Stamford, Connecticut
March 26, 1998